Exhibit 32.2
Certification Pursuant to 18 U.S.C. Section 1350
In connection with the Quarterly Report of comScore, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2023, as filed with the Securities and Exchange Commission (the "SEC") on the date hereof (the "Report"), I, Mary Margaret Curry, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

/s/ Mary Margaret Curry
Mary Margaret Curry
Chief Financial Officer and Treasurer
(Principal Financial Officer)
Date: November 7, 2023